ASH CREEK MINING COMPANY
INCOME STATEMENTS
FOR THE MONTH ENDED DECEMBER 31, 1998

                                            PAGE        CURRENT         MONTHS
                                            REF          MONTH          TO DATE
                                         -----------  -------------   ----------
OPERATING REVENUE
Sale of Coal
Miscellaneous Operating Revenue                          $1,469         $1,630
                                                      -------------   ----------
TOTAL OPERATING REVENUE                                   1,469          1,630
                                                      -------------   ----------
OPERATING EXPENSES
Provision for Reclamation Expense
Reclamation Expense-Actual
Reclamation Accrual Reversal - Credit
General Mine Operation
General Mine Maintenance
Environmental Sampling
Royalties
Depreciation
Administrative and General (A)                              326          5,556
Federal Income Taxes                                        400         (1,374)
State Income Taxes                                                     (12,249)
Deferred Income Taxes
Other Taxes
                                                      -------------   ----------

TOTAL OPERATING EXPENSES                                    726         (8,067)
                                                      -------------   ----------

NET OPERATING INCOME                                        743          9,697
                                                      -------------   ----------

OTHER DEDUCTIONS
Interest Expense to PSO
Interest Expense Other
Miscellaneous Other Deduction - Property Write Down
Interest Income and Other
Gain on Sales of Assets
                                                      -------------   ----------

TOTAL OTHER DEDUCTIONS
                                                      -------------   ----------

NET INCOME (LOSS)                         1                $743         $9,697
                                                      =============   ==========


NET INCOME (LOSS) - BUDGET                1
                                                      =============   ==========

NET INCOME (LOSS) - PRIOR YEAR            1                $689      ($140,656)
                                                      =============   ==========

(A)  Administrative and General Includes -
       CSW Services                                                       $261
       PSO
       Utilities
       Reclamation Bond Expense
       Outside Services - Legal
       Other                                                326          5,295
                                                      -------------   ----------
          Total                                            $326         $5,556
                                                      =============   ==========

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ASH CREEK MINING COMPANY
BALANCE SHEET
AS OF DECEMBER 31, 1998
                                                BALANCE
             ASSETS                             CLOSE OF             BALANCE
                                             CURRENT MONTH       January 1, 1998
                                            -------------------  ---------------
PLANT
Ash Creek Mining Company
Buildings & Service Facilities
Equipment
Land & Land Rights
                                            -------------------  ---------------
   TOTAL PLANT
Less:  Reserve For Depreciation-Buildings
            Reserve for Depreciation-Equipment
            Reserve for Property Valuation
            Retirement Work in Progress
                                           -------------------  ----------------
   TOTAL RESERVE
                                           -------------------  ----------------
   NET PLANT                                             0                   0
                                           -------------------  ----------------
CURRENT & ACCRUED ASSETS
  Cash                                             $20,463              25,728
  Working Funds
  Temporary Cash Investments
  Accounts Receivable-PSO
  Accounts Receivable                                                    1,863
  Coal Inventory
  Materials & Supplies
  Prepayments
                                           -------------------  ----------------
   TOTAL CURRENT & ACCRUED ASSETS                   20,463              27,591
DEFERRED DEBITS
  Development Cost Capitalized
  Less:  Reserve For Valuation Acct.
  Other Deferred Debits
   TOTAL DEFERRED DEBITS
                                           -------------------  ----------------
TOTAL ASSETS                                       $20,463             $27,591
                                           ===================  ================

CAPITALIZATION & LIABILITIES

CAPITALIZATION
  Common Stock                                  $3,839,040          $3,839,040
  Paid in Capital                                6,449,384           6,484,384
  Unappropriated Retained Earnings             (10,268,516)        (10,278,213)
  Bonds
  Unamortized Discount on Bonds
                                           -------------------  ----------------
   TOTAL CAPITALIZATION                             19,908              45,211
CURRENT & ACCRUED LIABILITIES
  Notes Payable-PSO
  Notes Payable-Other
  Accounts Payable-PSO                                  27                  26
  Accounts Payable-Other                               889                 776
  Taxes Accrued                                       (360)            (18,422)
  Accrued Interest Payable-PSO
  Accrued Interest Payable-Other
  Misc. Current & Accrued Liabilities                   (1)
                                           -------------------  ----------------
   TOTAL CURRENT & ACCRUED LIABILITIES                 555             (17,620)
OTHER DEFERRED CREDITS
  Deferred Investment Tax Credit
  Deferred Taxes On Income
  Reserve For Mine Closing
                                           -------------------  ----------------

TOTAL CAPITALIZATION & LIABILITIES                 $20,463             $27,591
                                           ===================  ================